                                                                    EXHIBIT 10.1
================================================================================



                                COORSTEK, INC.



                                 $100,000,000



               7.5% Senior Subordinated Notes due July 25, 2011



                            NOTE PURCHASE AGREEMENT



                              Dated July 25, 2001



================================================================================

                               TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
1.   AUTHORIZATION OF NOTES..........................................................................      1

2.   SALE AND PURCHASE OF NOTES......................................................................      1

3.   CLOSING.........................................................................................      1

4.   CONDITIONS TO CLOSING...........................................................................      2
     4.1.   Representations and Warranties...........................................................      2
     4.2.   Performance; No Default..................................................................      2
     4.3.   Compliance Certificates..................................................................      2
     4.4.   Opinions of Counsel......................................................................      2
     4.5.   Purchase Permitted By Applicable Law, etc................................................      2
     4.6.   Payment of Special Counsel Fees..........................................................      3
     4.7.   Changes in Corporate Structure...........................................................      3
     4.8.   Proceedings and Documents................................................................      3
     4.9.   Purchaser's Certificate..................................................................      3
     4.10.  Proceedings and Documents................................................................      3

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................      3
     5.1.   Organization; Power and Authority........................................................      4
     5.2.   Authorization, etc.......................................................................      4
     5.3.   Disclosure...............................................................................      4
     5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates.........................      4
     5.5.   Financial Statements.....................................................................      5
     5.6.   Compliance with Laws, Other Instruments, etc.............................................      5
     5.7.   Authorizations, Consents, etc............................................................      6
     5.8.   Litigation; Observance of Material Agreements, Statutes and Orders.......................      6
     5.9.   Taxes....................................................................................      6
     5.10.  Title to Property; Leases................................................................      6
     5.11.  Insurance................................................................................      7
     5.12.  Licenses, Permits, etc...................................................................      7
     5.13.  Private Offering by the Company..........................................................      7
     5.14.  Use of Proceeds; Margin Regulations......................................................      7
     5.15.  Existing Indebtedness; Future Liens......................................................      7
     5.16.  Status under Certain Statutes............................................................      8

6.   REPRESENTATIONS OF THE PURCHASER................................................................      8

7.   INFORMATION AS TO COMPANY.......................................................................      8
     7.1.   Financial and Business Information.......................................................      8
     7.2.   Officer's Certificate....................................................................     10
     7.3.   Inspection...............................................................................     11

8.   PREPAYMENT OF THE NOTES.........................................................................     11
     8.1    Optional Prepayments.....................................................................     11
     8.2.   Allocation of Partial Prepayments........................................................     11
     8.3.   Maturity; Surrender, etc.................................................................     12

9.   SUBORDINATION OF SENIOR SUBORDINATED NOTES......................................................     12
     9.1    Notes Subordinate to Senior Debt.........................................................     12
     9.2    Payment Over of Proceeds Upon Dissolution, etc...........................................     12
     9.3    No Payment When Senior Debt in Default...................................................     14
     9.4    Payment Permitted If No Default..........................................................     15
     9.5    Subrogation to Rights of Holders of Senior Debt..........................................     15
     9.6    Provisions Solely to Define Relative Rights..............................................     16
     9.7    No Waiver of Subordination Provisions....................................................     16
     9.8    Reliance on Judicial Order or Certificate of Liquidating Agent...........................     16
     9.9    Reliance by Holders of Senior Debt on Subordination Provisions...........................     16
     9.10   Reinstatement............................................................................     17
     9.11   Property Claims..........................................................................     17
     9.12   Acknowledgement of Certain Rights........................................................     17

10.  AFFIRMATIVE COVENANTS...........................................................................     17
     10.1.  Compliance with Law......................................................................     17
     10.2.  Insurance................................................................................     18
     10.3.  Maintenance of Properties................................................................     18
     10.4.  Payment of Taxes and Claims..............................................................     18
     10.5.  Corporate Existence, etc.................................................................     18
     10.6   Books and Records........................................................................     19

11.  NEGATIVE COVENANTS..............................................................................     19
     11.1.  Incurrence of Indebtedness...............................................................     19
     11.2.  Merger, Consolidation, Sale of Assets....................................................     21
     11.3.  Liens....................................................................................     22
     11.4.  Restricted Payments......................................................................     23
     11.5.  No Public Offering of Notes..............................................................     23

12.  EVENTS OF DEFAULT...............................................................................     23

13.  REMEDIES ON DEFAULT, ETC........................................................................     25
     13.1.  Acceleration.............................................................................     25
     13.2.  Other Remedies...........................................................................     26
     13.3.  Rescission...............................................................................     26
     13.4.  No Waivers or Election of Remedies, Expenses, etc........................................     26

14.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...................................................     26
     14.1.  Registration of Notes....................................................................     26
     14.2.  Transfer and Exchange of Notes...........................................................     27
     14.3.  Replacement of Notes.....................................................................     27

15.  PAYMENTS ON NOTES...............................................................................     28
     15.1.  Place of Payment.........................................................................     28
     15.2.  Home Office Payment......................................................................     28

16.  EXPENSES, ETC...................................................................................     28
     16.1.  Transaction Expenses.....................................................................     28
     16.2.  Survival.................................................................................     29

17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT....................................     29

18.  AMENDMENT AND WAIVER............................................................................     29
     18.1.  Requirements.............................................................................     29

     18.2.  Solicitation of Holders of Notes.........................................................     29
     18.3.  Binding Effect, etc......................................................................     30
     18.4.  Notes held by Company, etc...............................................................     30

19.  NOTICES.........................................................................................     30

20.  CONFIDENTIAL INFORMATION........................................................................     31

21.  MISCELLANEOUS...................................................................................     32
     21.1.  Successors and Assigns...................................................................     32
     21.2.  Payments Due on Non-Business Days........................................................     32
     21.3.  Severability.............................................................................     32
     21.4.  Construction.............................................................................     32
     21.5.  Counterparts.............................................................................     32
     21.6.  Governing Law............................................................................     32

  SCHEDULE A        --     INFORMATION RELATING TO PURCHASER

  SCHEDULE B        --     DEFINED TERMS

  SCHEDULE 4.7      --     Changes in Corporate Structure

  SCHEDULE 5.4      --     Subsidiaries of the Company, Ownership of Subsidiary
                            Stock, Officers and Directors

  SCHEDULE 5.8      --     Certain Litigation

  SCHEDULE 5.15     --     Existing Indebtedness

  EXHIBIT 1         --     Form of 7.5% Senior Subordinated Note due July 25,
                           2011

  EXHIBIT 4.4       --     Form of Opinion of Counsel for the Company

               7.5% Senior Subordinated Notes due July 25, 2011


                                                                   July 25, 2001


TO GOLDEN HERITAGE LLC:

Ladies and Gentlemen:

     CoorsTek, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

     The Company will authorize the issuance and sale of $100,000,000 aggregate principal amount of its 7.5% Senior Subordinated Notes due July 25, 2011 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 14 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, $100,000,000 in aggregate principal amount of the Notes at the purchase price of 100% of the principal amount thereof.

3.   CLOSING.

     The sale and purchase of the Notes to be purchased by you shall occur at the offices of Hogan & Hartson L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202 at 10:00 a.m., mountain daylight time, at a closing (the "Closing") on July 25, 2001 or on such other Business Day thereafter on or prior to July 31, 2001 as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire or intrabank transfer of immediately available funds to, or to the order of, the Company at an account designated by the Company (including wire transfer and other information provided by the Company to you at least three Business Days prior to the Closing). If at the Closing the Company shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such non-fulfillment.

4.   CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the conditions set forth in Sections 4.1 through 4.8. The Company's obligation to issue and sell the Notes to be sold to you at the Closing is subject to the fulfillment to the Company's satisfaction, prior to or at the Closing, of the conditions set forth in Sections 4.9 and 4.10.

     4.1.  Representations and Warranties.

           The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     4.2.  Performance; No Default.

           The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

     4.3.  Compliance Certificates.
           -----------------------

           (a) Officer's Certificate. The Company shall have delivered to you an
               ---------------------
Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.7 have been fulfilled.

           (b) Secretary's Certificate.  The Company shall have delivered to you
               -----------------------
a certificate certifying as to the certificate of incorporation and bylaws of the Company and the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

     4.4.  Opinions of Counsel.

           You shall have received an opinion in form and substance satisfactory to you, dated the date of the Closing from Hogan & Hartson L.L.P., counsel for the Company, covering the matters set forth in Exhibit 4.4 and the Company hereby instructs its counsel to deliver such opinion to you.

     4.5.  Purchase Permitted By Applicable Law, etc.

           On the date of the Closing your purchase of Notes shall (i) be
                                                                    -
permitted by the laws and regulations of each jurisdiction to which you and the Company are subject, (ii) not violate any applicable law or regulation
                      --
(including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or
                                    ---
liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6.  Payment of Special Counsel Fees.

           Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the estimated fees, charges and disbursements of your special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing. The Company acknowledges that it shall remain obligated to pay any shortfall between the special counsel's estimated and actual legal fees, charges and disbursements relating to the transactions contemplated hereby to the extent provided in
Section 16.1.

     4.7.  Changes in Corporate Structure.

           Except as specified in Schedule 4.7, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.8.  Proceedings and Documents.

           All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     4.9.  Purchaser's Certificate.

           You shall have delivered to the Company a Manager's Certificate, dated the date of the Closing, certifying as to the certificate of formation of the Company and the resolutions attached thereto, all other limited liability company proceedings relating to the authorization, execution and delivery of this Agreement and the purchase of the Notes and the taking of all duly authorized and proper action by the several trusts regarding your formation, capitalization and purchase of the Notes.

     4.10. Proceedings and Documents.

           All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Company or its counsel may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     5.1.  Organization; Power and Authority.

           The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     5.2.  Authorization, etc.

           This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or
            -
other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is
 --
considered in a proceeding in equity or at law).

     5.3.  Disclosure.

           No representation or warranty of the Company or any Subsidiary contained in this Agreement or any other document, certificate, schedule or written statement furnished to you by or on behalf of the Company or any Subsidiary for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Company or any Subsidiary that has had, would have or would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in such other documents and statements furnished to you for use in the transaction contemplated hereby.

     5.4.  Organization and Ownership of Shares of Subsidiaries; Affiliates.

           (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary,
               -
the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (ii)
                                                                           --
of the Company's directors and executive officers.

           (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

           (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

           (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Senior Credit Facility, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     5.5.  Financial Statements.

           The Company has delivered to you copies of the consolidated financial statements of the Company and its Subsidiaries for the year ended December 31, 2000 and for the quarter ended March 31, 2001. Such financial statements (including the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such dates, and the consolidated results of their operations and cash flows for the periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto and, in the case of such financial statement for the quarter ended March 31, 2001, subject to normal year-end adjustments. Except as otherwise provided to you in writing at least one Business Day prior to the Closing, there have been no changes in the consolidated financial position of the Company and its Subsidiaries from that shown in such financial statements after March 31, 2001 that would reasonably be expected to have a Material Adverse Effect.

     5.6.  Compliance with Laws, Other Instruments, etc.

           The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or
                                  -
constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any Material Agreement to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii)
                                                                            --
conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, (iii)
                                                                     ---
violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary or (iv) violate any provision of the certificate of incorporation or bylaws of the Company.

     5.7.  Authorizations, Consents, etc.

           No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes except for the consents required under the Senior Credit Facility and except where the failure to obtain any such consent, approval or authorization of, or to register, file or declare with any Governmental Authority or any other Person would not reasonably be expected to have a Material Adverse Effect.

     5.8.  Litigation; Observance of Material Agreements, Statutes and Orders.

           (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

           (b) Neither the Company nor any Subsidiary is in default under any term of any Material Agreement to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation would reasonably be expected to have a Material Adverse Effect.

     5.9.  Taxes.

           The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction on or prior to the date hereof, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the failure of which to timely pay would not reasonably be
             -
expected to have a Material Adverse Effect or (ii) the amount, applicability or
                                               --
validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP.

     5.10. Title to Property; Leases.

           The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All Material leases are valid and subsisting and are in full force and effect in all Material respects.

     5.11.  Insurance.

            The Company and each of its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     5.12.  Licenses, Permits, etc.

            (a) The Company and its Subsidiaries own or have sufficient and legally enforceable rights to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others; and

            (b) to the knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

     5.13.  Private Offering by the Company.

            Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     5.14.  Use of Proceeds; Margin Regulations.

            The Company will apply the proceeds of the sale of the Notes to repay all or a portion of the Company's existing Indebtedness under the Senior Credit Facility, to pay the costs associated with the issuance of the Notes and to fund the general working capital needs of the Company and its Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     5.15.  Existing Indebtedness; Future Liens.

            (a) Except as described therein, Schedule 5.15 sets forth (i) a
                                                                       -
complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 2001, and (ii) a complete and correct list of all
                                        --
outstanding Senior Debt as of June 30, 2001. There has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of any Senior Debt since June 30, 2001, or any other Indebtedness since March 31, 2001, except for borrowings in the ordinary course of business under the Senior Credit Facility and changes in the value or liabilities in respect of Financial Hedges (as defined in the Senior Credit Facility). Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 11.3.

     5.16.  Status under Certain Statutes.

            Neither the Company nor any Subsidiary is subject to registration as an "investment company" (as defined in the Investment Company Act of 1940, as amended), or subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

6.   REPRESENTATIONS OF THE PURCHASER.

     You represent that you are purchasing the Notes for your own account,

provided that the disposition of your property shall at all times be within your
--------
control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

7.   INFORMATION AS TO COMPANY.

     7.1.   Financial and Business Information.

            The Company shall deliver to each Holder of Notes:

                (a) Quarterly Statements -- within 60 days after the end of each
                    --------------------
quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                    (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                    (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above
                  --------
     of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
     Section 7.1(a);

               (b) Annual Statements -- within 105 days after the end of each
                   -----------------
fiscal year of the Company, duplicate copies of,

                   (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                   (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that
                                                             --------
     delivery within the time period specified above of copies of the Company's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b).

               (c) SEC and Other Reports -- promptly upon their becoming
                   ---------------------
available, one copy of (i) each financial statement, report, notice or proxy
                        -
statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement
                --
(without exhibits), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

               (d) Notice of Default or Event of Default -- promptly, and in any
                   -------------------------------------
event within ten Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 12(i), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

               (e) ERISA Matters -- promptly, and in any event within ten
                   -------------
Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

          (f)  Notices from Governmental Authority -- promptly, and in any event
               -----------------------------------
within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

          (g)  Notices Regarding Senior Debt -- concurrently with the delivery
               -----------------------------
to the holders of Senior Debt, copies of (i) all notices, reports and financial information delivered to the holders of Senior Debt which are not otherwise required to be delivered to the holders of the Notes pursuant to this Section 7.1, and (ii) copies of all requests for amendments and waivers delivered to the holders of Senior Debt and final copies of all amendments and waivers executed and delivered by the Company and its Subsidiaries from time to time in respect of any Senior Debt; and

          (h)  Requested Information -- with reasonable promptness, such other
               ---------------------
data and information relating to the financial condition, assets or properties of the Company and its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder of Notes.

     7.2. Officer's Certificate.

          Each set of financial statements delivered to a Holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review did not disclose the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     7.3. Inspection.

          The Company shall permit the representatives of each Significant
Holder:

          (a)  No Default -- if no Default or Event of Default then exists, at
               ----------
the expense of such Significant Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default -- if a Default or Event of Default then exists, at the
               -------
expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES.

     8.1. Optional Prepayments.

          To the extent not prohibited by the terms of the instruments governing outstanding Senior Debt, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, at 100% of the principal amount so prepaid, together with interest on the amount so prepaid to the date of prepayment. The Company will give each Holder of Notes written notice of each optional prepayment under this Section 8.1 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.2), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

     8.2. Allocation of Partial Prepayments.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.3. Maturity; Surrender, etc.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

9.   SUBORDINATION OF SENIOR SUBORDINATED NOTES.

     9.1  Notes Subordinate to Senior Debt.

          The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 9, all Note Payments (as defined in Section 9.3) are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or other property acceptable to the holders of the Senior Debt (or to have such payment duly provided for in a manner satisfactory to the holders of said Senior Debt) ("moneys worth") of all Senior Debt of the Company. The provisions of this
Section 9 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by a holder of Senior Debt upon any Proceeding or otherwise, all as though such payment had not been made.

     9.2  Payment Over of Proceeds Upon Dissolution, etc.

          (a) In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive or retain payment in full in cash or moneys worth of all amounts due or to become due on or in respect of all Senior Debt (including any interest accruing on or after the filing of any Proceeding relating to the Company, whether or not allowed in such Proceeding), before the Holders of the Notes are entitled to receive any Note Payments of any kind or character, whether in cash, property or securities, on account of principal of or interest on or other obligations in respect of the Notes, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any Note Payment which may be payable or deliverable in respect of the Notes in any such Proceeding. The holders of Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders if they or any of them do not file, and there is not otherwise filed on behalf of the Holders, a proper claim or proof of claim in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims.

          (b) In the event that, notwithstanding the foregoing provisions of this Section 9.2, the Holder of any Note shall have received any Note Payment before all Senior Debt of the Company is paid in full in cash or moneys worth, then and in such event such Note Payment shall be paid over or delivered forthwith to the Senior Debt Agent (or if no Indebtedness, commitments or letters of credit are outstanding under the Senior Credit Facility, the holder of the Senior Debt) for the application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full in cash or moneys worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          (c) For purposes of this Section 9, the term "Note Payment" means, with respect to any Holder, any payment or distribution (whether direct or indirect, whether in cash, property, securities, or otherwise, and whether obtained or distributed by set-off, liquidation, bankruptcy distribution, settlement, or otherwise) made by any Person (including, without limitation, any payments or distributions made by any court or governmental body or agency, any trustee in bankruptcy, or any liquidating trustee) with respect to any Note or otherwise under this Note Purchase Agreement, including, without limitation, payment of principal, premium, interest, or liquidated damages, if any, on the Notes, any depositing of funds with any Holder or the Noteholder Representative (including, without limitation, a deposit in respect of defeasance or redemption), any payment on account of any optional or mandatory redemptions or repurchase provisions, any payment or recovery on any claim under the Note Purchase Agreement, any interest accruing on or after the filing of any Proceeding relating to the Company (whether or not allowed in such Proceeding), any Note, or relating to or arising out of the offer, sale, or purchase of any Note (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability); provided that, the term "Note Payment," as used in this Section 9 shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities (x) are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section 9 and (y) have been approved by the Senior Debt Agent (including by acceptance or approval by the Senior Debt Agent of such plan of reorganization or otherwise). The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 11.2 shall not be deemed a Proceeding for the purposes of this Section 9.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 11.2.

     9.3  No Payment When Senior Debt in Default.

          (a) In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Note Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt shall have been paid in full in cash or moneys worth. "Senior Payment Default" means any default in the payment of principal of (or premium, if any), interest on, fees or other amounts owing in connection with any Designated Senior Debt when due, whether at the due date of any such payment or by declaration of acceleration, prepayment, call for redemption or otherwise.

          (b) Upon the occurrence and during the continuance of a Senior Nonmonetary Default (as defined below) and receipt of written notice by the Noteholder Representative of the occurrence of such Senior Nonmonetary Default from the Senior Debt Agent under the Senior Credit Facility (or, if no Indebtedness, letters of credit or commitments under the Senior Credit Facility remain outstanding, the designated representative of the holders of the Senior
Debt), no Note Payment shall be made during a period (the "Payment Blockage Period") commencing on the date of the receipt by the Noteholder Representative of such notice and ending the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Designated Senior Debt which was the subject of such Senior Nonmonetary Default shall have been paid in full in cash or moneys worth and (ii) the 179th day
                                                          --
after the date of the receipt of such notice. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. In any event, notwithstanding the foregoing, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect. "Senior Nonmonetary Default" means the occurrence or existence and continuance of an event of default with respect to Designated Senior Debt, other than a Senior Payment Default, that permits the holders of the Designated Senior Debt (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

          (c) The failure to make any payment on the Notes by reason of the provisions of this Section 9.3 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any Payment Blockage Period the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

          (d) In the event that, notwithstanding the foregoing, any Holder shall receive any Note Payment prohibited by the foregoing provisions of this Section 9.3, then in such event such Note Payment shall be paid over and delivered forthwith to the Senior Debt Agent (or if no Indebtedness, letters of credit or commitments are outstanding under the Senior Credit Facility, the holders of the Senior Debt) in the same form received and, until so turned over, the same shall be held in trust by such Holder as the property of the holders of the Senior Debt.

          The provisions of this Section 9.3 shall not apply to any Note Payment with respect to which Section 9.2 would be applicable.

     9.4  Payment Permitted If No Default.

          Nothing contained in this Section 9 or elsewhere in this Agreement or in any of the Notes shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 9.2 or under the conditions described in Section 9.3, from making Note Payments; provided, however, the Company shall not make any voluntary prepayment on, or voluntarily redeem, the Notes nor voluntarily advance the scheduled maturity date or any interest payment date, or increase the interest rate, of the Notes, amend the financial covenants of the Notes to make them more restrictive nor amend the subordination provisions of the Notes, except (a) to the extent permitted under the Senior Credit Facility, or (b) with the prior written consent of the Required Lenders under the Senior Credit Facility (as defined therein) as long as the Senior Credit Facility is in effect. The Required Holders (or in the event of an acceleration under Section 13.1(c), each Holder electing to accelerate its Note) shall give a written notice to the Senior Debt Agent under the Senior Credit Facility (or, if no commitments under the Senior Credit Facility remain outstanding, then to the designated representative of the holders of the Senior
Debt) of any declaration of acceleration of the notes at least five Business Days in advance of the effectiveness of such declaration of acceleration; provided, however, that all Senior Debt then due or thereafter declared to be due shall first be paid in full before the Holders are entitled to receive any payment from the Company of principal of, or interest on, the Notes, it being understood that payments made to the Holders at a time when no Senior Debt is due and payable shall not be deemed a violation of this proviso.

     9.5  Subrogation to Rights of Holders of Senior Debt.

          After the Senior Debt has been paid in full, and prior to the Notes being paid in full, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments and distributions of cash, property and securities applicable to such Senior Debt (to the extent that payments and distributions otherwise payable to the Holders have been applied to payment of the Senior Debt). For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of the Company of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Section 9, and no payments pursuant to the provisions of this Section 9 to the holders of Senior Debt by Holders of the Notes, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt of the Company. For the purposes of this Section 9, all obligations and Indebtedness now or hereafter existing under any Senior Debt (including, without limitation, the Senior Credit Facility, any Financial Hedge, or agreements with respect to the issuance of letters of credit) shall not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash and all commitments or obligations thereunder and all letters of credit issued thereunder have expired and all Financial Hedges have terminated.

     9.6  Provisions Solely to Define Relative Rights.

          The provisions of this Section 9 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Section 9 or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Section 9 of the holders of Senior Debt, is intended to rank senior or equal to, as applicable, all other general unsecured obligations of the Company), to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 9 of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such Holder.

     9.7  No Waiver of Subordination Provisions.

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     9.8  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities of the Company referred to in this Section 9, the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Notes (so long as the existence of the subordination provisions of Section 9 have been brought to the attention of such court, trustee, receiver, liquidating trustee, custodian, assignee, agent, or other Person), for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

     9.9  Reliance by Holders of Senior Debt on Subordination Provisions.

          Each Holder of a Note, by accepting such Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt and shall be deemed a third party beneficiary hereof.

     9.10   Reinstatement.

            The provisions of this Section 9 shall continue to be effective or be reinstated, and the Senior Debt shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     9.11   Property Claims.

            No Holder of any Note shall have any claim to any property or assets of the Company or any Subsidiary unless and until the Senior Debt shall have been paid and/or satisfied.

     9.12   Acknowledgement of Certain Rights.

            Subject to the other provisions of this Agreement, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Noteholder Representative or the Holders, without incurring responsibility to the Holders, and without impairing or releasing the subordination provided in Section 9, or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (a) change the manner, place, or terms of payment, or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing the Senior Debt; (c) release any person liable in any manner for the collection of the Senior Debt; and (d) exercise or refrain from exercising any rights against the Company or any other Person.

10.  AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     10.1.  Compliance with Law.

            The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     10.2.  Insurance.

            The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Upon the request of a Significant Holder, the Company will furnish to such Significant Holder summary information presented in reasonable detail describing the insurance so carried and proof of such coverage.

     10.3.  Maintenance of Properties.

            The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any
       --------
Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     10.4.  Payment of Taxes and Claims.

            The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided
                                                                        --------
that neither the Company nor any Subsidiary shall be required to have paid any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves or other provision therefor in accordance with GAAP on the books of the Company or such Subsidiary.

     10.5.  Corporate Existence, etc.

            Subject to Section 11.2, the Company will at all times preserve and keep in full force and effect its corporate existence and its good standing in the jurisdiction of its organization and will qualify or maintain its qualification to transact business in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to Section 11.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

     10.6   Books and Records.

            The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP in which true and complete entries shall be made of all dealings and transactions in relation to its business and activities.

11.  NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     11.1.  Incurrence of Indebtedness.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "Incur"), any Indebtedness, except:

            (a) that the Company and its Subsidiaries may (i) borrow, repay and reborrow funds available under the Senior Credit Facility in an aggregate principal amount of $125,000,000 (or $175,000,000 if the Revolver Commitment (as defined in the Senior Credit Facility) has been increased to such amount in accordance with Section 11.1(c)) and (ii) enter into an interest rate swap in the notional amount of $50,000,000 for the purpose of replacing or covering Financial Hedges of a like notional amount in existence on the date of this Agreement;

            (b)  Indebtedness Incurred under this Agreement and the Notes;

            (c) if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness, the Company or any of its Subsidiaries may Incur additional Senior Debt not expressly permitted by another clause of this Section 11.1 if on the date of the Incurrence of such Senior Debt, after giving effect to the Incurrence thereof, the ratio of the Company's Total Indebtedness to EBITDA for the four most recently completed fiscal quarters of the Company is not greater than 5.0 to 1.0; provided, however, that so long as one or more trusts
                 --------  -------
established for the benefit of the descendants of Adolph Coors, or one or more entities wholly owned by such trusts, hold 100% in aggregate principal amount of the Notes at the time outstanding, any such Incurrence shall require the prior written consent of the Required Holders; and provided further, that any increase
                                             -------- -------
in the Revolver Commitment up to an aggregate principal amount of $175,000,000 shall be deemed to be an Incurrence of the entire amount of such increase at the time such increase becomes effective and thereafter the Company and its Subsidiaries may borrow, repay and reborrow funds available under the Senior Credit Facility, as so increased, and such borrowings, repayments and reborrowings will not be deemed to be separate Incurrences of Indebtedness for purposes of this Section 11.1;

          (d) existing Indebtedness as described in Schedule 5.15, together with all renewals, extensions, amendments, modifications, and refinancings thereof, so long as (i) the principal amount of any refinanced Indebtedness shall not
            -
exceed the principal amount of the Indebtedness being refinanced immediately prior to giving effect to any such refinancing; and (ii) no Default or Event of
                                                     --
Default exists or arises as a result of any such renewal, extension, amendment, modification, or refinancing;

          (e) endorsements of checks, obligations in respect of overdrafts, current accounts payable or accrued or other current liabilities incurred by the Company or a Subsidiary in the ordinary course of business;

          (f) if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence, the Company or any of its Subsidiaries may Incur Acquired Indebtedness that is Senior Unsecured Debt or Subordinated Debt so long as (i) the aggregate amount of such Acquired
                                      -
Indebtedness (together with any and all amendments, modifications, or refinancings thereof) does not exceed $35,000,000, (ii) the principal amount of
                                                    --
any such Acquired Indebtedness shall not be increased by any renewal, extension, amendment, modification, or refinancing thereof (unless such increased amount is otherwise permitted to be incurred in compliance with Section 11.1(k)) and (iii)
                                                                            ---
such Indebtedness was not created in contemplation of such acquisition, merger or consolidation;

          (g) Debt of the Company or any Subsidiary (other than a Foreign Subsidiary) owed to any other Subsidiary (other than a Foreign Subsidiary) or the Company, as applicable;

          (h) Contingent liabilities of the Company or any Subsidiary for any Indebtedness of any other Subsidiary or the Company, as applicable;

          (i) Indebtedness of any Foreign Subsidiary owed to the Company or any Subsidiary or any contingent liabilities of the Company or any Subsidiary with respect to the Indebtedness of any Foreign Subsidiary, so long as such loans or contingent obligations are subordinated and junior in right of payment to the Notes on terms and provisions which are no more favorable to the holders of such Indebtedness than the terms and provisions of Section 9 are to you;

          (j) Indebtedness Incurred by the Company or any Subsidiary for the purpose of financing all or any part of the cost of any asset (including Capital Leases and renewals, extensions, amendments, and modifications of such Indebtedness), so long as (i) the aggregate amount of such Indebtedness
                           -
(together with any and all amendments, modifications, or refinancings thereof) does not exceed $20,000,000, and (ii) no Default or Event of Default shall have
                                  --
occurred and be continuing at the time of or as a consequence of the Incurrence; and

          (k) Indebtedness of the Company or any Subsidiary not otherwise permitted by this Section 11.1, so long as such Indebtedness does not exceed in the aggregate $20,000,000.

          With respect to the request by the Company or any Subsidiary to Incur additional Senior Debt pursuant to Section 11.1(c), the Company shall submit a request for such Incurrence to the Noteholder Representative signed by a Responsible Officer, which request shall include the certification of such Responsible Officer stating that (i) no Default or Event of Default has occurred
                                  -
and is continuing or will occur after giving effect to such Incurrence and (ii) such

Incurrence, after giving effect thereto, will not cause the ratio of the Company's Total Indebtedness to EBITDA for the four most recently completed fiscal quarters of the Company to exceed 5.0 to 1.0, together with confirming calculations therefor.

          Promptly upon the Incurrence by the Company or any Subsidiary of any Senior Debt after the Closing, the Company will provide the Noteholder Representative with written notice of the Incurrence of such Senior Debt, which notice shall include (x) a copy of the executed agreement or other instrument (with all exhibits and schedules) pursuant to which such Senior Debt was incurred, (y) a certificate of a Responsible Officer confirming that such Senior Debt was incurred within all applicable limitations in this Agreement and (z) a list of the names and addresses of all holders of such Senior Debt.

          Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 11.1. Furthermore, the creation of any Guaranties (or reimbursement obligations with respect to letters of credit), shall not be deemed to be an Incurrence of Indebtedness to extent that the Incurrence of the principal amount of the Indebtedness so guaranteed complies with the provisions of this Section 11.1.

   11.2.  Merger, Consolidation, Sale of Assets.

          (a) The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of related transactions to any Person unless:

               (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (or the District of Columbia), and, if the Company is not such corporation, (i) such corporation shall have executed and
                                  -
Agreement and the Notes and (ii) shall have caused to be delivered to each
                             --
Holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 11.2 from its liability under this Agreement or the Notes.

          (b) The Company shall not, and shall not permit any Subsidiary to, sell, lease or otherwise dispose of any of the assets of the Company or its Subsidiaries constituting less than substantially all of the Company's assets other than (i) sales of inventory in the ordinary course of business, (ii) the
            -                                                          --
sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (iii) occasional sales of
                                                ---
immaterial assets for consideration not less than the fair market value thereof,
(iv) dispositions of obsolete assets, (v) sales, leases or other dispositions
 --                                    -
among the Company and its Subsidiaries, and (vi) if no Default or Event of
                                             --
Default then exists or arises as a result thereof, sales, leases or other dispositions of assets other than those in clauses (i) through (v) for fair market value; provided, that with respect to clause (vi) of this Section 11.2(b), (x) if the fair market value of the assets sold, leased or otherwise
          -
disposed of is equal to or greater than $10,000,000, the board of directors of the Company or the applicable Subsidiary has determined in good faith that the consideration received in such sale, lease or other disposition is at least equivalent to the fair market value and (y) unless the fair market value of the
                                         -
assets so sold, leased or otherwise disposed of is less than $10,000,000, cash shall constitute at least 50% of the total consideration received by the Company or the applicable Subsidiary in respect of the sale, lease or other disposition of the assets.

   11.3.  Liens.

          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien, or file or execute or agree to the execution of any financing statement or deed of trust, on or with respect to any property (including any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom except:

               (a)  Liens created in favor of the Company or a Subsidiary;

               (b) Liens in favor of the holders of the Senior Debt (including Senior Debt comprised of liabilities in respect of Capital Leases) or permitted under the terms of the Senior Debt;

               (c) Liens identified on Schedule 11.3, and Liens to secure replacements, extensions and renewals of the Indebtedness or other obligations secured by such Liens only if (i) the principal amount of the Indebtedness or
                               -
other obligation secured thereby is not increased, and (ii) such Lien does not
                                                        --
extend to any property not previously subject thereto;

               (d) Liens in respect of Indebtedness constituting purchase money security interests provided that such Liens attach solely to the property acquired or purchased concurrently with such acquisition or purchase;

               (e) deposits to secure payment of workers' compensation, unemployment insurance, pensions or other social security obligations, in the ordinary course of business of the Company or any Subsidiary and not related to borrowed money or credit extended;

               (f)  Liens (i) securing any judgment, award or order that does
                           -
not constitute an Event of Default, (ii) arising in the ordinary course of
                                     --
business (including
easements and similar encumbrances) by operation of law that are not related to borrowed money or credit extended and (iii) arising in connection with claims,
                                       ---
the payment of which is not at the time required by Section 10.4, but in the case of (i), (ii) and (iii) only if such Liens do not individually or in the aggregate materially interfere with the conduct of the business of the Company or any of its Subsidiaries and would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

               (g) deposits to secure the performance of statutory obligations and other obligations of a like nature incurred in the ordinary course of business;

               (h) Liens securing Indebtedness assumed as part of a merger or acquisition of assets permitted by Section 11.2; and

               (i) financing statements filed as notices with respect to any property leased by the Company under an operating lease.

    11.4. Restricted Payments.

          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for, any Subordinated Debt or any other Restricted Junior Payment, except that if no Default or Event of Default has occurred or is continuing or would result therefrom, the Company may make payments on Subordinated Debt in accordance with the terms of any indenture, note or agreement governing the Subordinated Debt, provided, that at the time of any such payment, payment is permitted in accordance with the provisions of the Senior Credit Facility and the Note Purchase Agreement. Notwithstanding the foregoing, the Company shall not, nor shall the Company permit any Subsidiary to, in any event, deposit any funds for the purpose of making any Restricted Junior Payment with a trustee, paying agent or registrar or other payment intermediary more than 25 Business Days prior to the date such payment is due.

    11.5. No Public Offering of Notes.

          The Company agrees that neither it, nor anyone acting on its behalf, will offer the Notes so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Notes would be integrated as a single offering for the purposes of the Securities Act.

12. EVENTS OF DEFAULT.

    An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal on any Note after the same becomes due and payable; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 11.1 and 11.2; or

          (d) the Company defaults in the performance of or compliance with Sections 11.3, 11.4 and 11.5 and such default continues without cure for 20 Business Days; or

          (e) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b), (c) and (d) of this Section 12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of
                      -
such default and (ii) the Company receiving written notice of such default
                  --
from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (e) of Section 12); or

          (f)  the Company (i) defaults in the payment of any principal or
                            -
interest (following the expiration of any applicable notice, cure or grace periods), whether upon acceleration or otherwise, due in respect of any Senior Debt or (ii) fails to perform or observe any obligation, agreement, covenant,
         --
term or condition contained in the Senior Credit Facility or any other document, agreement or instrument representing or documenting Senior Debt or any other document, agreement or instrument entered into pursuant to or in connection with the Senior Credit Facility or such Senior Debt (following the expiration of any applicable notice, cure or grace periods contained therein), and, in the case of either clause (i) or (ii) above, as a consequence of such default or condition such Senior Debt has become, or has been declared due and payable in an amount exceeding $10,000,000 before its stated maturity or before its regularly scheduled dates of payment; or

          (g) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (h) (i) the Company or any Subsidiary is in default (as principal or
               -
as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any outstanding Indebtedness (other than Senior
Debt), or (ii) the Company or any Subsidiary is in default in the performance of
           --
or compliance with any term (other than a payment term) of any evidence of any Indebtedness (other than Senior Debt) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and (iii) in the case
                                                               ---
of either clause (i) or (ii), as a consequence of the occurrence or continuation of any event or condition, the Company or any Subsidiary has become obligated to purchase such Indebtedness, or such Indebtedness has become, or been declared, due and payable, before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000; or

          (i) the Company or any Subsidiary (i) is generally not paying, or
                                             -
admits in writing its inability to pay, its debts as they become due, (ii)
                                                                       --
files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes
                                                                      ---
an assignment for the benefit of its creditors, (iv) consents to the appointment
                                                 --
of a custodian, receiver, trustee or other
officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be
                                   -
liquidated, or (vi) takes corporate action for the purpose of any of the
                --
foregoing; or

          (j) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

          (k) a final judgment or judgments for the payment of money not covered by insurance aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay.

13. REMEDIES ON DEFAULT, ETC.

    13.1. Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (i) or (j) of Section 12 (other than an Event of Default described in clause (i) of paragraph (i) or described in clause (vi) of paragraph (i) by virtue of the fact that such clause encompasses clause (i) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) Subject to the written notice required by Section 9.4, if any Event of Default described in paragraphs (c), (d), (e), (f), (g), (h) or (k), or in the clauses of paragraph (i) excluded from the acceleration provisions of
Section 13.1(a), of Section 12 has occurred and is continuing, any Holder or Holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes and any accrued and unpaid interest thereon then outstanding to be immediately due and payable.

          (c) Subject to the written notice required by Section 9.4, if any Event of Default described in paragraph (a) or (b) of Section 12 has occurred and is continuing, any Holder or Holders of more than 25% in principal amount of the Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all, but not less than all, the Notes and any accrued and unpaid interest thereon held by all Holders to be immediately due and payable.

          (d) Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

    13.2. Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the Holder or Holders of more than 25% in principal amount of the Notes at the time outstanding may cause all (but not less than all) Holders, and all such Holders shall be required, to proceed to protect and enforce their rights as Holders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Notwithstanding the preceding sentence, no Holder shall be permitted to proceed to protect and enforce its rights as Holder pursuant to this Section 13.2 if the Required Holders prohibit the taking of such action by written notice to all other Holders.

    13.3. Rescission.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 13.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences, provided that (a) the Company has paid all overdue interest on the
              --------       -
Notes, all principal on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the Default Rate, (b) all Events of Default and Defaults, other
                                   -
than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c)
                                                                              -
no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

    13.4. No Waivers or Election of Remedies, Expenses, etc.

          No course of dealing and no delay on the part of any Holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

    14.1. Registration of Notes.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

    14.2. Transfer and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the information specified in Schedule A for each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary
                                                      --------
to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have (i) agreed to the confidentiality
                                       -
provisions set forth in Section 20, (ii) agreed to the subordination provision
                                     --
set forth in Section 9, and (iii) made the representation set forth in Section
                             ---
6.

    14.3. Replacement of Notes.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or
                               --------
is a nominee for, an original purchaser of a Note or another Holder of a Note with a minimum net worth equal to the greater of $50,000,000 and the face amount of such lost, stolen or destroyed Note, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15. PAYMENTS ON NOTES.

    15.1. Place of Payment.

          Subject to Section 15.2, payments of principal and interest becoming due and payable on the Notes shall be made in Golden, Colorado at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each Holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

    15.2. Home Office Payment.

          So long as you or your nominee shall be the Holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest, whether at the rate stated in clause (a) of the first paragraph of such Note or at the Default Rate, by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2.

16. EXPENSES, ETC.

    16.1. Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing
                                -
or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, and (b) the
                                                                         -
costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. Notwithstanding the preceding sentence, the Company shall not be required to pay after Closing any attorneys' fees, charges or disbursements of your special counsel to the extent such special counsel has not provided a statement thereof to the Company (in accordance with Section 19) on or prior to the date that is thirty (30) days after the Closing. The Company will pay, and will save you and each other Holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

    16.2. Survival.

          The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

    All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18. AMENDMENT AND WAIVER.

    18.1. Requirements.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the
                               -
provisions of Section 1, 2, 3, 4, 5, 6 or 20 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of
              -
the Holder of each Note at the time outstanding affected thereby, (i) subject to
                                                                   -
the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (ii) change the percentage of the principal amount of the Notes the
        --
Holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 12(a), 12(b), 13, 18 or 20.
----

    18.2. Solicitation of Holders of Notes.

          (a)  Solicitation. The Company will provide each Holder of the Notes
               ------------
(irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each

Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

          (b)  Payment. The Company will not directly or indirectly pay or cause
               -------
to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

    18.3. Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 18 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

    18.4. Notes held by Company, etc.

          Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19. NOTICES.

    All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy
          -
of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage
 -
prepaid), or (c) by a recognized overnight delivery service (with charges
              -
prepaid).  Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at the address of its principal office in Golden, Colorado to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the Holder of each Note in writing.

     Notwithstanding any other provision of this Section 19 to the contrary, any notice to be sent to a Holder hereunder by the Senior Debt Agent (or the designated representative of the holders of the Senior Debt, if applicable) shall be in writing and shall be sent via any delivery method permitted by this
Section 19 only to the Noteholder Representative.

     All notices under this Section 19 will be deemed given only when actually received, and confirmation of any notice or communication sent as provided in clause (a), (b) or (c) above obtained from the appropriate delivery service or the United State Postal Service, as the case may be, shall conclusively establish the date of the actual receipt of such notice.

20.  CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not
                                               --------
include information that (a) was publicly known or otherwise known to you prior
                          -
to the time of such disclosure, (b) subsequently becomes publicly known through
                                 -
no act or omission by you or any person acting on your behalf, (c) otherwise
                                                                -
becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
               -
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential
                          --------
Information to (i) your directors, officers, employees, agents, attorneys and
                -
affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial
                                                              --
advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any federal or state regulatory authority having jurisdiction
             ---
over you, or (iv) any other Person to which such delivery or disclosure may be
              --
necessary or appropriate (w) to effect compliance with any law, rule, regulation
                          -
or order applicable to you, (x) in response to any subpoena or other legal
                             -
process, (y) in connection with any litigation to which you are a party or (z)
          -                                                                 -
if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  MISCELLANEOUS.

     21.1.  Successors and Assigns.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

     21.2.  Payments Due on Non-Business Days.

            Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     21.3.  Severability.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     21.4.  Construction.

            Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     21.5.  Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     21.6.  Governing Law.

            This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Colorado excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                             *    *    *    *    *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                              Very truly yours,

                              COORSTEK, INC.


                              By:   /s/ Joseph G. Warren, Jr.
                                  ----------------------------------
                              Name:  Joseph G. Warren, Jr.
                              Title: Chief Financial Officer, Secretary &
                                     Treasurer


The foregoing is hereby
agreed to as of the
date thereof.


GOLDEN HERITAGE LLC


By:  /s/ William K. Coors
    -----------------------
Name:  William K. Coors
Title: Manager

                                  Schedule B
                                  ----------

                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Acquired Indebtedness" means with respect to any specified Person, (i)
                                                                          -
Indebtedness of any other Person existing at the time such other Person is merged with, into or becomes a subsidiary of such specified Person, or (ii)
                                                                        --
assumed in connection with the acquisition of assets from such other Person.

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 50% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 50% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company. Notwithstanding the foregoing, neither you nor any of the Coors family trusts will be deemed to be an Affiliate of the Company for the purposes of this Agreement and the Notes.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Colorado are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means CoorsTek, Inc., a Delaware corporation.

     "Confidential Information" is defined in Section 20.

     "Consolidated Net Income" shall mean net income (before any extraordinary items, discontinued operations and cumulative effect of changes in accounting principles) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as calculated in accordance with GAAP.

     "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another, if a purpose or intent of the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (other than for
             -
collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; and (ii) any liability of such Person for the obligations of another
                 --
through any agreement (contingent or otherwise) (a) to purchase, repurchase or
                                                 -
otherwise acquire such obligation or any security thereof, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to maintain
                                                                 -
the solvency or any balance sheet item, level of income or financial condition of another, or (c) to make take-or-pay or similar payments if required
                -
regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under clauses (a), (b) or (c) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation (or portion thereof) so guaranteed or otherwise supported.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2.0%
                                                                        -
per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.5% over the rate of interest publicly announced by Bank
                 --
of America in New York, New York as its "base" or "prime" rate.

     "Designated Senior Debt" means (i) all Senior Debt under the Senior Credit
                                     -
Facility and (ii) any other Senior Debt that, at the time of determination, has
              --
an aggregate principal amount of at least $10,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Disqualified Capital Stock" means that portion of any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures (including any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the Stated Maturity.

     "EBITDA" for any period means Consolidated Net Income for such period, plus, to the extent deducted in calculating Consolidated Net Income, income tax expense, Interest Expense, depreciation, amortization and other non-cash expense items during such period.

     "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

     "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

     "Event of Default" is defined in Section 12.

     "Foreign Subsidiary" means a Subsidiary of the Company that is organized or incorporated under the laws of any jurisdiction other than a jurisdiction of the United States.

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any board, bureau, agency, authority, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b)  to advance or supply funds (i) for the purchase or payment of
                                           -
               such Indebtedness or obligation, or (ii) to maintain any working
                                                    --
               capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

     In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 14.1.

     "Incur" is defined in Section 11.1.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) all liabilities, obligations and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as a liability in respect of borrowed money;

          (b) its liabilities for borrowed money and its redemption obligations in respect of Disqualified Capital Stock;

          (c) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (d) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (e) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (f) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (g)  Swaps of such Person; and

          (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Interest Expense" means, with respect to any period, the sum (without duplication) of the following: (i) all interest expense in respect of
                                -
Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Leases) deducted in determining Consolidated Net Income for such period and (ii) all debt discount and expense amortized in such period.
     --

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the
                                                                   -
business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company
                                                   -
to perform its obligations under this Agreement and the Notes, or (c) the
                                                                   -
validity or enforceability of this Agreement or the Notes.

     "Material Agreement" means any material contract of the Company or its Subsidiaries disclosed by the Company in its most recent annual and quarterly reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Note Payment" is defined in Section 9.2.

     "Noteholder Representative" means Golden Heritage LLC or, if Golden Heritage LLC no longer holds any Notes, then any Significant Holder that is designated as the Noteholder Representative by the Required Holders.

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Payment Blockage Period" is defined in Section 9.3.

     "Person" means any individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Proceeding" is defined in Section 9.2.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "Restricted Junior Payment" means (i) any dividend or other distribution,
                                        -
direct or indirect, on account of any shares of any class of stock of the Company and any Subsidiary now or hereafter outstanding (including, without limitation, any payment or distribution made in any merger or consolidation), except a dividend payable solely in shares of that class of stock or a junior class of stock to the holders of that class and except for dividends (and the like) from the Subsidiaries solely to the Company or to Subsidiaries, (ii) any
                                                                       --
prepayment, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or of any outstanding warrants or rights to acquire any shares of any class of stock of the Company or any Subsidiary now or hereafter outstanding, and (iii) any payment of principal,
                                                  ---
premium or interest on, or any direct or indirect prepayment, retirement, defeasance or sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt of the Company.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Credit Facility" means the credit facility extended pursuant to that certain First Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 11, 2001, as amended by that certain First Amendment to First Amended and Restated Revolving Credit and Term Loan Agreement, dated as of the date hereof, among the Company, Bank of America, N.A. (as Administrative Agent), the Required Lenders party thereto, the Increasing Lenders party thereto and the Guarantors thereof, and any refinancings, renewals or extensions thereof. For the purpose hereof, the term "Senior Credit Facility" includes such First Amended and Restated Revolving Credit and Term Loan Agreement, as amended by such First Amendment to First Amended and Restated Revolving Credit and Term Loan Agreement, and all related loan documents, collateral documents and guaranties thereunder and all amendments, modifications, restatements, restructures or refinancings thereof (including any increase in the principal amount thereof).

     "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on Indebtedness of the Company, whether outstanding on the date of the Closing or thereafter Incurred in respect of: (i) all monetary obligations of every nature
                                    -
of the Company under, or with respect to, the Senior Credit Facility, including, without limitation, obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit, fees, expenses and indemnities; (ii) all Financial
                                                          --
Hedges permitted by the Senior Credit Facility; and (iii) all additional
                                                     ---
Indebtedness of the Company that is not Subordinated Debt, is Incurred in compliance with Section 11.1 (which amount may, but need not, be Incurred in whole or in part under the Senior Credit Facility) and is expressly designated as Senior Debt for the purposes of this Agreement in the instrument defining the terms of such Indebtedness. Notwithstanding the foregoing, "Senior Debt" shall not include: (1) any obligations permitted by Section 11.1(i); (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is a lender (or an Affiliate of a lender) under the Senior Credit Facility and who has been such lender (or an Affiliate of such lender) prior to its becoming such shareholder;
(3) that portion of any Indebtedness incurred in violation of Section 11.1 of this Agreement (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (3) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement; (4) obligations to trade creditors and other amounts incurred in connection with obtaining goods, materials or services and other obligations permitted pursuant to Section 11.1(e); (5) obligations represented by Disqualified Capital Stock;
(6) any liability for federal, state, local or other taxes owed or owing by the Company; (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and (8) any Indebtedness which is, by its express terms, subordinated in right of payment to the Notes.

     "Senior Debt Agent" means Bank of America, N.A., as Administrative Agent under the Senior Credit Facility, and any successor agent under any credit facility entered into to refinance or replace the Senior Credit Facility.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or controller of the Company.

     "Senior Nonmonetary Default" is defined in Section 9.3.

     "Senior Payment Default" is defined in Section 9.3.

     "Senior Unsecured Debt" means Indebtedness for borrowed monies Incurred by the Company or a Subsidiary, which Indebtedness is wholly unsecured.

     "Significant Holder" means you and each other Holder of at least $15,000,000 in aggregate principal amount of Notes that is a permitted transferee thereof in accordance with Section 14.

     "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means the date specified in this Agreement or such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Debt" means Indebtedness of the Company, in each case including all principal, interest, premium and fees accruing on such Indebtedness or in connection therewith or any renewal, extension, amendment, supplement or other modification to any of the documentation in respect thereof, which is (i) subordinate and junior in right of payment to the Notes on terms
          -
and provisions which are no more favorable to the holders of such Subordinated Debt than the terms and provisions of Section 9 are to you, or (ii) convertible
                                                                --
into or exchangeable for any equity securities of the Company.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation of any Person under any Swap shall be the amount of accrued or liquidated obligations of such Person as of the date of determination.

     "Total Indebtedness" means, as of any time of determination, the then outstanding aggregate principal amount of all Indebtedness of the Company and its Subsidiaries on a consolidated basis, excluding Contingent Obligations to the extent already included in Total Indebtedness.

                                   Exhibit 1
                                   ---------

                                 FORM OF NOTE


                                COORSTEK, INC.

                7.5% SENIOR SUBORDINATED NOTE DUE JULY 25, 2011

No. [_____]                                                        July 25, 2001
$[_______]

          FOR VALUE RECEIVED, the undersigned, CoorsTek, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to the order of [______________________], or registered assigns, the principal sum of [___________] DOLLARS on July 25, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 7.5% per annum from the date
 -
hereof, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 in each year, commencing with September 15, 2001, until the principal hereof shall have become due and payable, and (b) to the extent
                                                         -
permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.5% or (ii) 2.5% over the rate of
                                           -           --
interest publicly announced by Bank of America from time to time in New York, New York as its "base" or "prime" rate.

          Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the address and to the account set forth in Schedule A to the Note Purchase Agreement referred to below or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in such Note Purchase Agreement.

          This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of July 25, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the purchaser named therein and is entitled to the benefits thereof and subject to the terms, conditions, rights and remedies therein. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the
                                           -
confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, (ii) to have agreed to the subordination provisions set forth in
            --
Section 9 of the Note Purchase Agreement, and (iii) to have made the
                                               ---
representation set forth in Section 6 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

          In addition to, and not in limitation of, the provisions of the Note Purchase Agreement, the Company agrees, subject only to any limitation imposed by applicable law and Section 16.1 of the Note Purchase Agreement, to pay all costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by any holder of this Note in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether at a scheduled payment date, by acceleration or otherwise.

          The Company, for itself and all endorsers hereof, hereby waives all requirements as to diligence, notice, demand, presentment for payment, protest and notice of dishonor.

          As provided in the Note Purchase Agreement, this Note shall be construed and enforced in accordance with the laws of the State of Colorado excluding choice-of-law principles of such State that would require the application of the laws of a jurisdiction other than such State.


                              COORSTEK, INC.


                              By: ______________________________________
                              Name:  Joseph G. Warren, Jr.
                              Title: Chief Financial Officer, Secretary &
                                     Treasurer

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